Exhibit 23

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street • Post Office Box One • Macon, GA 31202

Telephone (478) 746-6277 • Facsimile (478) 743-6858

www.mmmcpa.com

RALPH S. McLEMORE, SR., CPA (1902-1981)
SIDNEY B. McNAIR, CPA (1913-1992)

SIDNEY E. MIDDLEBROOKS, CPA, PC	RICHARD A. WHITTEN, JR., CPA
RAY C. PEARSON, CPA	ELIZABETH WARE HARDIN, CPA
J. RANDOLPH NICHOLS, CPA	CAROLINE E. GRIFFIN, CPA
WILLIAM H. EPPS, JR., CPA	RONNIE K. GILBERT, CPA
RAYMOND A. PIPPIN, JR., CPA	RON C. DOUTHIT, CPA
JERRY A. WOLFE, CPA	CHARLES A. FLETCHER, CPA
W. E. BARFIELD, JR., CPA	MARJORIE HUCKABEE CARTER, CPA
HOWARD S. HOLLEMAN, CPA	BRYAN A. ISGETT, CPA
F. GAY McMICHAEL, CPA	DAVID PASCHAL MUSE, JR., CPA

March 4, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-113335, No. 333-132661 and No. 333-148698) and on Forms S-8 (No. 333-96783 and No. 333-116592) of Security Bank Corporation of our report dated March 4, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K of Security Bank Corporation for the year ended December 31, 2007 and to all references to our firm and to such opinion as are contained therein.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP